                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer MidCap Fund:

We consent to the use in this Registration  Statement of Oppenheimer MidCap Fund of our report dated  November 21, 2003,  included in the Statement of Additional
Information, which is part of such Registration Statement, and to the references to  our  firm  under  the  headings  "Financial  Highlights"  appearing  in  the
Prospectus,  which is also part of such Registration  Statement and "Independent
Auditors" appearing in the Statement of Additional Information.

/s/KPMG LLP
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KPMG LLP

Denver, Colorado
December 18, 2003